Exhibit 99.1

CORPORATION
116 East Berry, Fort Wayne, IN 46802

FOR FURTHER INFORMATION:

Michael Cahill	Trois Hart
Chief Financial Officer	Vice President, Marketing
260-427-7013	260-427-7053
mike.cahill@towerbank.net	trois.hart@towerbank.net

This release and other company news can be found at www.tofc.net

TOWER FINANCIAL CORPORATION REPORTS RECORD 2005
EARNINGS PER SHARE OF $0.84, UP 37.7%

FORT WAYNE, INDIANA -- JANUARY 16, 2006 -- TOWER FINANCIAL CORPORATION (Nasdaq: TOFC) today announced fiscal year 2005 net income of $3.4 million, an increase of 38.8 percent from the $2.5 million reported for the previous fiscal year. Diluted earnings per share were $0.84, up 37.7 percent from 2004 earnings of $0.61 per share. Improvement reflects strong loan growth, excellent balance sheet management and increased non-interest income in all categories. Results for the 2004 period include an insurance settlement of $860,000 related to unauthorized loan activity in a prior period. Excluding taxes and expenses related to processing of the claim, the settlement added approximately $126,000, or $0.03 per diluted share, to fourth quarter 2004 earnings.

For the fourth quarter of 2005, net income was $938,000 compared with $915,000 for the prior-year period, an increase of 2.5 percent. Diluted earnings per share for both periods were $0.23; however, the prior-year fourth quarter includes the insurance settlement.

Fourth quarter and full-year 2005 highlights include:

☐	Loans reached $450 million, up 12.5% from year-end 2004. Year-to-date, commercial loans, including CRE and C&I, grew 12.7%.

☐	Deposits were $461 million, up 19.3% from year-end 2004. Of this total, non-interest-bearing demand deposits rose 15.5%.

☐	Total revenue, excluding the insurance settlement and securities gains, increased 23.9% above the prior year.

☐	The net interest margin (FTE) was 3.70% for the full-year 2005, a 39 basis point improvement year-over-year.

☐	Managed assets, including brokerage and trust, reached $480 million at December 31, 2005, up 28.8% year-over-year, and generated $2.1 million in fee income in 2005, an increase of 25.6%.

☐	Non-performing assets plus delinquencies were $2.8 million, or 0.50% of total assets at year-end, compared with 0.61% a year ago, and 0.57% for the previous quarter.

Donald F. Schenkel, Chairman and Chief Executive Officer, commented, "We are pleased to report a record year, where our strategies interacted synergistically to create a balance of strong performance. We have worked hard to position ourselves as the premier community and trust bank in our market - hiring the top people, training our expanded staff, and creating new products to meet the financial needs of the Northeast Indiana marketplace. We are seeing impressive results in all areas of our business: strong loan growth, growing core deposits, and in particular, the success of our expanding wealth services initiatives.

Mr. Schenkel continued, “We ended the year on a very positive note, with the establishment of a separate state-chartered trust subsidiary -- Tower Trust Company -- formed on January 1, 2006 as a separate and wholly-owned subsidiary of Tower Financial. The company will be staffed by the same dynamic team of fourteen professionals under the leadership of President Gary Shearer, and the group will now be known as Tower Private Advisors. They will provide the same full range of high quality services as before: trust, private banking, investment management, brokerage, estate and financial planning.

"In preparation for future growth, we recently broke ground for a sixth branch in the Fort Wayne market and issued $8.3 million in trust preferred securities in December. We enter 2006 with strong capital ratios that will amply support our growth needs for the next several years.”

Total revenue, consisting of net interest income and non-interest income, was $21.7 million for fiscal 2005, an increase of 17.0 percent over the $18.6 million reported in the prior-year period. Excluding the insurance settlement in 2004 and net securities gains in both years, operating revenue increased 23.9 percent to $21.8 million. Net interest income grew 22.7 percent to $17.6 million, reflecting a 9.5 percent increase in average earning assets and a 39 basis point improvement in the net interest margin to 3.70 percent. Mr. Schenkel added, "Our asset-sensitive balance sheet contributed to our strengthening margin throughout 2005. We are already taking steps to neutralize this sensitivity in anticipation of the Federal Reserve’s potential policy shift so that our margin will stabilize at its present level.”

Non-interest income for fiscal 2005, adjusted for the insurance settlement in 2004 and net securities gains in both years, was $4.2 million, up 29.4 percent above the $3.3 million reported in 2004. Trust and brokerage fees contributed $2.1 million, up $431,600 or 25.6 percent; Tower Private Advisors currently manages 598 accounts and $480.0 million in assets compared with 512 accounts and $372.7 million in assets a year ago, an increase of 16.8 percent and 28.8 percent, respectively. In addition, Tower reported significant increases in other fee income, up $448,600 or 71.6 percent, mainly from a $7.3 million increase in BOLI over the past twelve months, as well as higher sweep fees, point-of-sale transaction fees and other miscellaneous recurring fees; service charges also increased $139,600 or 22.5 percent for the same twelve-month period. The decline in mortgage banking fees of $62,300 results from management’s decision to retain a greater volume of fixed-rate mortgage loan originations in portfolio, balancing Tower’s asset-sensitive portfolio. Overall, 2005 originations were $31.7 million compared to last year’s volume of $31.8 million.

For the fourth quarter of 2005, total revenue was $5.9 million, unchanged from the prior year fourth quarter. Excluding the insurance settlement in 2004 and net securities gains in both years, operating revenue for the fourth quarter of 2005 increased 21.1 percent over the 2004 period. Net interest income increased 16.9 percent to $4.8 million, reflecting average earning asset growth of 12.2 percent and a 14 basis point improvement in the net interest margin to 3.79 percent. Non-interest income, excluding the insurance settlement in 2004 and net securities gains in both years, was $1.2 million, a 41.7 percent increase over the fourth quarter of 2004.

Non-interest expense for the fiscal year 2005 was $14.1 million, a 13.6 percent increase over the $12.4 million reported for the fiscal year 2004. The increase supported overall corporate growth. Salaries, benefits and occupancy expense together rose 20.7 percent and accounted for basically all of the expense growth; FTE employees totaled 150 at year-end, 14.0 percent higher than a year earlier. The combined expense of marketing and business development was $1.1 million in 2005, 36.8 percent higher than 2004, reflecting the additional costs associated with a higher level of business activity. Loan and professional costs reduced by $459,000 in 2005, following resolution of the issues surrounding unauthorized loan activity that occurred in a prior period.   The efficiency ratio for 2005 was 64.75 percent compared with 66.70 percent for the prior year.

For the fourth quarter of 2005, non-interest expense totaled $3.8 million, an increase of 6.5 percent over the $3.6 million reported in the year-ago quarter. The majority of the increase supported overall corporate growth.

Asset quality remains sound. During the course of the year, Tower charged off $2.4 million, or 0.55 percent of average loans, compared with $2.0 million and 0.52 percent, respectively, the prior year. Non-performing assets plus delinquencies were $2.8 million, or 0.50 percent of total assets at 2005 year-end, down from $2.9 million and 0.61 percent, respectively, for 2004, and $3.1 million and 0.57 percent for the preceding quarter. Tower's allowance for loan losses was 1.25 percent of total loans at December 31, 2005.

Assets reached $557.8 million at December 31, 2005, a 15.9 percent increase over the $481.1 million reported twelve months ago. Loans outstanding grew by $49.9 million, or 12.5 percent, reaching $450.4 million at year-end, while investment securities increased by $15.6 million, or 44.6 percent. Commercial loans (CRE plus C&I) now account for 78.7 percent of Tower's loan portfolio; since year-end 2004, they increased 12.7 percent, to $354.5 million. For the same twelve-month period, core deposits (DDA, savings, NOW and money market accounts) grew 10.1 percent, to $189.9 million; core deposits now comprise 41.2 percent of total deposits. Non-interest bearing DDA deposits contribute 14.5 percent of total deposits; they increased 15.5 percent since year-end 2004.

Shareholders' equity was $47.3 million at December 31, 2005, an increase of 7.4 percent from the $44.0 million reported twelve months ago. Tower continues to meet the requirements for "well-capitalized" banks; the total risk-based capital ratio was 13.24 percent. Period-end shares outstanding were 4,007,936. Mr. Schenkel concluded, “Overall, we are very pleased with this past year. We are even more pleased by the opportunities we see ahead for 2006. All businesses are thriving, and we are well-positioned to build upon the strong foundation we have established in our marketplace.”

ABOUT THE COMPANY
Tower Financial Corporation is the only publicly-held bank holding company headquartered in Fort Wayne, Indiana. Its subsidiary bank, Tower Bank & Trust Company is a growing community bank that opened in February 1999. Tower Bank provides a wide variety of financial services to businesses and consumers located in Northeast Indiana through its five full-service banking centers in Fort Wayne and a business development office in Angola, Indiana. Tower Trust Company, a newly-formed state-chartered trust subsidiary, offers the full-range of wealth management services. Tower Financial Corporation's common stock is listed on the Nasdaq National Market under the symbol "TOFC." For further information, please visit Tower's web site at www.TOFC.net.

FORWARD-LOOKING STATEMENTS
This news release contains forward-looking statements that are based on management's beliefs, assumptions, current expectations, estimates and projections about the financial services industry, the economy, and about the Corporation and the Bank. These forward-looking statements are intended to be covered by the safe-harbor provisions of the Private Securities Reform Act of 1995.

These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. Actual results and outcomes may differ materially from what may be expressed or forecasted in the forward-looking statements. Future factors include changes in interest rates and interest-rate relationships; demand for products and services; the degree of competition by traditional and non-traditional competitors; changes in banking regulation; changes in tax laws; changes in prices, levies, and assessments; the impact of technological advances; governmental and regulatory policy changes; the outcomes of contingencies, trends in customer behavior and their ability to repay loans; changes in the national and local economy; and other factors, including risk factors, referred to from time to time in filings made by the Corporation with the Securities and Exchange Commission and available via EDGAR. These are representative of the future factors that could cause a difference between an ultimate actual outcome and a preceding forward-looking statement. The Corporation undertakes no obligation to update forward-looking statements, whether as a result of new information, future events or otherwise.

Tower Financial Corporation
Consolidated Balance Sheets
At December 31, 2005 and December 31, 2004
	(unaudited)
	December 31	December 31
	2005	2004
ASSETS
Cash and due from banks	$14,326,710	$11,911,033
Short-term investments and interest-earning deposits	16,393,439	8,109,456
Federal funds sold	7,188,188	17,204,536
Total cash and cash equivalents	37,908,337	37,225,025

Securities available for sale, at fair value	50,642,276	35,024,966
FHLBI and FRB stock	3,421,300	3,232,500
Loans held for sale		-

Loans	450,390,935	400,510,491
Allowance for loan losses	(5,645,301)	(5,607,992)
Net loans	444,745,634	394,902,499

Premises and equipment, net	4,638,436	2,984,596
Accrued interest receivable	2,802,189	1,969,610
Bank Owned Life Insurance	10,462,402	3,205,785
Other assets	3,200,086	2,572,020

Total assets	$557,820,660	$481,117,001

LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES
Deposits:
Noninterest-bearing	$66,742,748	$57,800,311
Interest-bearing	394,208,113	328,579,595
Total deposits	460,950,861	386,379,906

Short-term borrowings	-	200,000
Federal Home Loan Bank advances	34,700,000	45,000,000
Junior subordinated debt	11,856,000	3,608,000
Accrued interest payable	954,075	559,213
Other liabilities	2,091,670	1,356,412
Total liabilities	510,552,606	437,103,531

STOCKHOLDERS' EQUITY
Preferred stock, no par value, 4,000,000 shares authorized; no shares issued and outstanding
Common stock and paid-in-capital, no par value, 6,000,000 shares authorized; issued and outstanding - 4,007,936 shares at December 31, 2005 and , 4,003,156 shares at December 31, 2004	38,006,929	37,952,860
Retained earnings	9,478,812	6,040,155
Accumulated other comprehensive income (loss) , net of tax of $(122,449) at December 31, 2005 and $13,637 at December 31, 2004	(217,687)	20,455
Total stockholders' equity	47,268,054	44,013,470

Total liabilities and stockholders' equity	$557,820,660	$481,117,001

Tower Financial Corporation
Consolidated Statements of Operations
For the three and twelve months ended December 31, 2005 and 2004
(unaudited)
	For the Three Months Ended December 31		For the Twelve Months Ended December 31
	2005	2004	2005	2004
Interest income:
Loans, including fees	$7,675,629	$5,406,703	$26,893,186	$19,205,012
Securities - taxable	333,983	295,604	1,038,112	1,093,255
Securities - tax exempt	132,216	137,356	533,455	489,690
Other interest income	236,580	71,731	591,032	176,897
Total interest income	8,378,408	5,911,394	29,055,785	20,964,854
Interest expense:
Deposits	3,304,895	1,561,905	10,298,929	5,607,090
Short-term borrowings	-	4,573	288	9,358
FHLB advances	183,233	181,930	833,226	707,568
Trust preferred securities	116,750	81,180	360,290	324,720
Total interest expense	3,604,878	1,829,588	11,492,733	6,648,736

Net interest income	4,773,530	4,081,806	17,563,052	14,316,118
Provision for loan losses	675,000	895,000	2,392,000	2,360,000

Net interest income after provision for loan losses	4,098,530	3,186,806	15,171,052	11,956,118

Noninterest income:
Trust and brokerage fees	538,502	434,789	2,118,275	1,686,633
Service charges	209,921	166,122	759,553	619,951
Loan broker fees	89,008	67,280	264,526	326,835
Gain/(Loss) on sale of securities	(33,694)	136,125	(33,694)	154,338
Insurance Settlement	-	860,000	-	860,000
Other fees	324,802	151,770	1,074,863	626,251
Total noninterest income	1,128,539	1,816,086	4,183,523	4,274,008

Noninterest expense:
Salaries and benefits	2,274,505	2,017,784	8,417,091	6,867,061
Occupancy and equipment	481,199	443,184	1,825,788	1,620,794
Marketing	184,714	63,553	609,797	475,872
Data processing	112,371	90,163	448,266	379,221
Loan and professional costs	170,287	513,358	835,516	1,294,783
Office supplies and postage	94,033	73,519	310,714	333,622
Courier service	84,330	82,667	330,334	306,836
Business Development	138,458	63,901	443,932	294,127
Other expense	257,159	216,984	859,718	827,060
Total noninterest expense	3,797,056	3,565,113	14,081,156	12,399,376

Income before income taxes	1,430,013	1,437,779	5,273,419	3,830,750
Income taxes expense	492,440	522,550	1,834,760	1,351,440

Net income	$937,573	$915,229	$3,438,659	$2,479,310

Basic earnings per common share	$0.23	$0.23	$0.86	$0.63
Diluted earnings per common share	$0.23	$0.23	$0.84	$0.61
Average common shares outstanding	4,007,936	4,003,156	4,006,170	3,959,837
Average common shares and dilutive potential common shares outstanding	4,037,920	4,064,054	4,083,004	4,054,040

Total Shares outstanding at end of period	4,007,936	4,003,156	4,007,936	4,003,156

Tower Financial Corporation
Consolidated Financial Highlights
Fourth Quarter 2005
(unaudited)
	Quarterly								Year-To-Date
($ in thousands except for share data)	4th Qtr 2005	3rd Qtr 2005	2nd Qtr 2005	1st Qtr 2005	4th Qtr 2004	3rd Qtr 2004	2nd Qtr 2004	1st Qtr 2004	2005	2004

EARNINGS
Net interest income	$4,774	4,453	4,304	4,033	4,082	3,675	3,290	3,269	17,564	14,316
Provision for loan loss	$675	600	536	581	895	655	310	500	2,392	2,360
NonInterest income	$1,129	1,147	1,001	907	1,816	853	816	788	4,184	4,273
NonInterest expense	$3,797	3,578	3,460	3,246	3,565	2,912	3,115	2,807	14,081	12,399
Net income	$938	933	842	727	915	629	454	480	3,440	2,478
Basic earnings per share	$0.23	0.23	0.21	0.18	0.23	0.16	0.12	0.12	0.86	0.63
Diluted earnings per share	$0.23	0.23	0.21	0.18	0.23	0.16	0.11	0.12	0.84	0.61
Average shares outstanding	4,007,936	4,007,697	4,005,824	4,003,156	4,003,156	3,947,941	3,944,394	3,943,512	4,006,170	3,959,837
Average diluted shares outstanding	4,037,920	4,093,426	4,073,011	4,070,758	4,064,054	4,025,947	4,017,018	4,044,039	4,083,004	4,054,040

PERFORMANCE RATIOS
Return on average assets *	0.70%	0.71%	0.69%	0.62%	0.77%	0.53%	0.40%	0.44%	0.68%	0.72%
Return on average common equity *	7.92%	8.02%	7.48%	6.61%	8.39%	5.93%	4.38%	4.67%	7.52%	7.87%
Net interest margin (fully-tax equivalent) *	3.79%	3.64%	3.75%	3.63%	3.65%	3.30%	3.06%	3.17%	3.70%	3.31%
Efficiency ratio	64.32%	63.89%	65.22%	65.71%	60.44%	64.31%	75.86%	69.19%	64.75%	66.70%

CAPITAL
Average equity to average assets	8.80%	8.91%	9.26%	9.33%	9.17%	9.00%	9.16%	9.46%	9.06%	9.20%
Tier 1 leverage capital ratio	11.08%	9.67%	10.12%	10.03%	9.87%	9.97%	9.99%	10.26%	11.08%	9.87%
Tier 1 risk-based capital ratio	12.16%	10.44%	10.69%	10.87%	11.08%	11.18%	11.18%	11.31%	12.16%	11.08%
Total risk-based capital ratio	13.24%	11.62%	11.90%	12.09%	12.29%	12.39%	12.39%	12.52%	13.24%	12.29%
Book value per share	$11.79	11.61	11.41	11.11	10.99	10.81	10.46	10.55	11.79	10.99

ASSET QUALITY
Net charge-offs	$860	697	334	464	1,088	259	273	391	2,355	2,011
Net charge-offs to average loans *	0.77%	0.63%	0.32%	0.46%	1.08%	0.27%	0.29%	0.42%	0.55%	0.52%
Allowance for loan losses	$5,645	5,830	5,927	5,725	5,608	5,707	5,181	5,368	5,645	5,608
Allowance for loan losses to total loans	1.25%	1.31%	1.38%	1.38%	1.40%	1.44%	1.36%	1.40%	1.25%	1.40%
Nonperforming loans	$1,688	1,961	2,175	2,034	1,833	4,679	1,793	2,551	1,688	1,833
Other real estate owned (OREO)	$244	-	400	1,095	430	400	-	-	244	430
Nonperforming assets (NPA)	$1,932	1,961	2,575	3,129	2,263	5,079	1,793	2,551	1,932	2,263
90+ Day delinquencies	$864	1,136	765	783	677	346	209	103	864	677
NPA's plus 90 Days delinquent	$2,796	3,097	3,340	3,912	2,940	5,425	2,002	2,654	2,796	2,940
NPA's to Total assets	0.35%	0.36%	0.51%	0.64%	0.47%	1.06%	0.38%	0.57%	0.35%	0.47%
NPA's+90 to Total assets	0.50%	0.57%	0.66%	0.80%	0.61%	1.14%	0.42%	0.59%	0.50%	0.61%
NPA's to Loans + OREO	0.43%	0.44%	0.60%	0.75%	0.56%	1.28%	0.47%	0.67%	0.43%	0.56%

END OF PERIOD BALANCES
Total assets	$557,821	542,632	507,519	487,833	481,117	477,489	473,616	446,054	557,821	481,117
Total earning assets	$528,036	513,036	479,241	465,217	464,081	445,145	454,225	430,466	528,036	464,081
Total loans	$450,391	443,365	429,331	414,423	400,510	395,883	381,690	382,941	450,391	400,510
Total deposits	$460,951	467,538	429,678	399,896	386,380	401,003	400,212	370,953	460,951	386,380
Stockholders' equity	$47,268	46,537	45,712	44,476	44,013	43,275	41,266	41,623	47,268	44,013

AVERAGE BALANCES
Total assets	$534,172	518,540	487,429	477,739	471,607	467,142	454,100	437,385	504,470	457,560
Total earning assets	$507,361	492,937	468,357	458,122	452,327	449,735	436,621	420,517	481,695	439,796
Total loans	$441,719	437,426	418,564	404,794	399,546	387,269	381,613	377,936	425,626	386,587
Total deposits	$455,988	440,969	410,019	392,351	396,066	393,480	380,577	361,113	424,832	382,784
Stockholders' equity	$46,997	46,182	45,131	44,593	43,245	42,058	41,615	41,370	45,726	42,077

* annualized for quarterly data